Exhibit 16.2

Stan J.H. Lee, CPA
2160 North Central Rd Suite 203 tFort Lee t NJ 07024
794 Broadway t Chula Vista t CA 91910
619-623-7799 Fax 619-564-3408 E-mail) stan2u@gmail.com

April 30, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Dear Sirs and Madams:

We have read Item 4.01 of Form 8-K dated April 29, 2008, of OncoVista Innovative Therapies, Inc. and are in agreement with the statements the statements made with respect to information provided regarding Stan J.H. Lee, CPA.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Regards,

/s/ Stan J.H. Lee, CPA
Stan J.H. Lee, CPA